Exhibit 99.1

Press Release

January 21, 2021

The Peck Company Holdings, Inc. Closes Acquisition of iSun Energy LLC, Changes Name to iSun, Inc. and Ticker Symbol to ISUN

SOUTH BURLINGTON, Vt.—(BUSINESS WIRE)— iSun, Inc. (NASDAQ:ISUN) ( “iSun”), formerly The Peck Company Holdings, Inc. (“Peck”), a leading commercial solar engineering, procurement and construction (“EPC”) company and iSun Energy LLC (“iSun”), a provider of innovative solar power, electric mobility and smart city solutions for government, commercial, retail, academic and data-center projects, today announced that they have closed on the acquisition of iSun Energy LLC, announced on January 5th, 2021.

Merger Rationale

iSun (formerly Peck) established a dominant position over the past 50 years as a leading electrical and data contractor, as well as the largest solar EPC (engineering, procurement and construction) in Vermont, focused on high-quality commercial, industrial and small-utility scale solar projects. It has constructed over 200 megawatts of solar projects to date (enough to power 38,000 homes). Despite COVID-related challenges last year, there were no project cancellations. Peck has been executing a disciplined growth plan since becoming a public company in June 2019, and an accretive merger & acquisition strategy has been a top priority. Acquiring iSun and the iSun® Brand and its innovations is consistent with the Company’s evolution toward serving its customers as a full-service energy solutions provider. Furthermore, adding higher margin products and energy services will have a positive impact on typical solar EPC margins. Combining a profitable EPC business for solar, electrical and data contracting with award-winning products and platforms that are modular, scalable and connected is a powerful combination that differentiates the Company from other solar or EV (electric vehicle) charging companies.

Highlights

●	iSun now trades on Nasdaq as ISUN and replaces PECK

●	iSun near term pipeline across New England, New York and other locations to be announced shortly.

●	Combined group backlog reaches USD $60M

●	The iSun® Brand companies will continue to provide its trusted solar, electrical, and data services to its commercial and industrial customers

●	The iSun® Brand offerings include the iSun Energy & Mobility Hub, a solar canopy for EV charging, and the iSun Oasis Smart Solar Bench will immediately begin to be offered by the entire group to its current and new prospect base.

●	Timely market expansion capitalizes on the Biden administration’s plan to make major public investments in renewables and electric mobility infrastructure, including in 500,000 electric vehicle charging stations.

●	Industry experts anticipate 100 GWs of solar infrastructure will be constructed over the next 5 years, representing 50% growth.[1]

iSun® Brand Products

The flagship iSun Energy & Mobility Hub is the result of 30 years of passion, dedication, and innovation through sustainability. The iSun solar EV carport charging systems incorporate solar panels to charge electric vehicles while providing unparalleled software insights into data surrounding the energy produced, consumed, air quality effects and other key metrics. The iSun Oasis Smart Solar Bench is expected to be an integral part in developing smart cities and campuses and has the ability to charge any mobile device through integrated solar panels that collect and store energy throughout the day. iSun’s accompanying data platform allows for monitoring and analysis of key metrics through built in IoT (Internet of Things) sensors. The platform also affords both physical and digital advertising and branding, for additional recurring revenue opportunities. iSun’s Augmented Reality 3D software platform helps clients visualize their projects before they are built, making it easy for our clients to adopt sustainable solutions and to understand their impact on sustainability.

1 https://www.nasdaq.com/videos/tradetalks%3A-2021outlook-and-trends-in-the-solar-space

Management Commentary

Jeffrey Peck, Chairman of the Board and Chief Executive Officer of iSun, commented, “The acquisition of iSun Energy LLC and name change of Peck to iSun, Inc., came to a swift closing due to great coordination and aligned interests. Our teams are already collaborating together on a number of new opportunities that have become available to us since our announcements. We appreciate the diligent approach to the process by Sass Peress and team, and welcome them to the family. As our new Chief Innovation and Experience Officer, Sass has been empowered to deliver innovative solar energy, electric vehicle infrastructure, and smart city technologies that we intend to incorporate into our basket of goods shortly. The importance of sustainability is a growing metric for governments, organizations and corporations around the world. In order for a growing audience to learn more about the good we do, the iSunOS platform will report on the total carbon reduced by our combined solar ground mount, rooftop, carport and other clean energy or mobility products. Sass will also contribute his experience in Investor Relations, Marketing and Business Development to our new growth opportunities. We welcome Sass to our executive team and look forward to many years of partnership.”

Sass Peress, Founder of iSun Energy LLC, added, “Executing this swift closing would not have happened without the tremendous work by our combined teams. We are grateful for the opportunity to be a part of such a great company and will focus ourselves on the delivery of enhanced experiences for our customers, shareholders and other stakeholders, so that the iSun® Brand continues its leadership in sustainability. Having first coined the iSun brand in 1999, and now having it on the NASDAQ exchange as a ticker symbol, is something I could have never dreamed of. We will now take the brand and our company to heights that aim to engage, inspire and elevate. Novel technologies in development, alone or in partnership, will provide enhanced revenue opportunities, while the existing business delivers great execution and contribution to financial performance.”

iSun’s innovations were recognized this year by the Solar Impulse Foundation of Bertrand Piccard as one the globe’s Top 1000 Sustainability Solutions. As a winner, this award will result in the iSun solution being presented to hundreds of government entities around the world, including various municipal, state and federal agencies in the United States.

About iSun, Inc.

Headquartered in South Burlington, VT, iSun, Inc. (NASDAQ: ISUN) is a business rooted in values that align people, purpose, innovation and sustainability. Ranked by Solar Power World as one of the leading commercial solar contractors in the Northeastern United States, iSun provides energy services, smart city innovations and clean mobility infrastructure to customers for projects from smart solar mobile phone and electric vehicle charging, up to multi-megawatt renewable energy solutions. Since entering the renewable energy market in 2012, iSun has installed over 200 megawatts of rooftop, ground mount and EV carport solar systems (equal to power required for 38,000 homes). We continue to focus on profitable growth opportunities. For more information, visit www.isunenergy.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the proposed acquisition, including future financial and operating results, cost savings and synergies, effects on cash flow, market accessibility, financing opportunities, enhancements to revenue and accretion to reported earnings that may be realized from the proposed acquisition; (ii) iSun’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective management of iSun and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of iSun. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

Contacts

Investor Contact:

Michael d’Amato

IR@isunenergy.com

p: 802-264-2040